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                                                                   EXHIBIT 99.1


Contact: Bob Marlowe
         Chief Financial Officer
         (615) 264-8000


           SHOLODGE ANNOUNCES POSSIBLE SPINOFF OF INNLINK SUBSIDIARY


         Hendersonville, TN (January 16, 2003) - ShoLodge, Inc. (Nasdaq: LODG) today announced that it is considering the feasibility of spinning off its InnLink subsidiary to its shareholders and causing InnLink to acquire the controlling interest in a new bank to be formed in Hendersonville, Tennessee. The resulting company would apply to the Federal Reserve Board to become a financial services holding company, owning both the new bank and InnLink, which would continue to operate as a travel services company. Consideration of the transaction is in the early stages. A number of contingencies would need to be satisfied in order for ShoLodge to proceed with the transaction, including obtaining board approval, obtaining a revenue ruling or other satisfaction that the spinoff would be tax free to shareholders of ShoLodge, approval of the new bank's charter by appropriate state and federal regulators and a financial services holding company application by the Federal Reserve Board, and compliance with various loan, indenture and other contractual commitments of ShoLodge.

         Leon Moore, Chief Executive Officer of ShoLodge, said "As we have focused more in the direction of franchising and developing hotels for others, we have looked at a variety of alternatives to maximize shareholder value. We see great opportunity in the community-based financial services businesses and are exploring the spin-off of our travel services subsidiary as a means to enter those businesses. There are, of course, several obstacles that would need to be overcome before any final decision is made."

         This press release contains forward-looking statements relating to certain matters, which reflect management's best judgment, based on factors currently known and involve risks and uncertainties. Actual results could differ materially from the anticipated results or expectations expressed in the Company's forward-looking statements. Forward-looking statements provided by the Company pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 should be evaluated in the context of these factors which are contained in the Company's Securities and Exchange Commission (SEC) filings, including its periodic reports filed under the Securities Exchange Act of 1934, as amended. Copied of these filings are available upon request from the Company. In addition, the Company disclaims any intent or obligation to update these forward-looking statements.